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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 1998
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                         Connectivity Technologies Inc.
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             (exact name of registrant as specified in its charter)



Delaware                          0-12113                    94-2691724
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(State or other jurisdiction of   (Commission File Number)   (IRS Employer
incorporation)                                               Identification No.)


 680 Mechanic Street, Ste 1201, PO Box 786, Leominster, Massachusetts   01453
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  (Address of principal executive offices)                            (zip code)



       Registrant's Telephone Number, including Area Code: (978) 537-9138
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                                       N/A
                                       ---

          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

         Connectivity Technologies Inc. (the "Registrant") is in the process of completing its annual report on Form 10-KSB for the fiscal year ended December 31, 1997 which it intends to file upon the competion of its 1997 audit. The Registrant believes that revenue for 1997 was approximately $42.0 million and that the Registrant will report a net loss of approximately $9.0 million for the year. These results are approximate and are subject to review following completion of the audit of the Registrant's 1997 financial statements.

         The Registrant concluded an amended secured credit agreement with its lenders effective June 2, 1998, under which certain loan covenants not complied with as of December 31, 1997, were deleted. However, the amended facility requires the elimination of the Registrant's overadvance position of approximately $5,000,000 by July 10, 1998. The Registrant is currently in discussions with its lenders looking to an extension of the current facility, the implementation of a new loan facility or other corrective action but no assurances can be given that such negotiations will be successful. If no satisfactory agreement is concluded with the lenders, the amended facility would require repayment of the entire obligation of approximately $17.7 million by July 31, 1998, and the Registrant does not believe that it would be in a position to make the required overadvance reduction or to repay the entire loan on the dates currently specified.

         As announced on February 20, 1998, the Registrant seeks to sell it Energy Electric Assembly division and would apply the proceeds of the sale to debt repayment, however, a completion of any transaction by the July 10 or July 31 deadlines is unlikely. Even if a sale of the EEA division were completed by July 10, the proceeds would be insufficient to repay the Registrant's total obligations to its lenders.

         If the negotiations for relief with the lenders are unsuccessful and if the Registrant cannot meet the above referenced obligations on July 10 and July 31, the lenders would have the right to commence legal action against the Registrant for the repayment of the entire debt, plus certain other amounts, and to proceed against the Registrant's assets. Such an eventuality would likely prevent the Registrant from continuing as a going concern.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         None.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

         This Report contains, in addition to historical information, forward-looking statements. Forward-looking statements are subject by their nature to risks and uncertainties, and actual results could differ materially from those set forth in the forward-looking statements. Typical risks and uncertainties include, but are not limited to, those related to conversations between the Registrant and its lenders and the results thereof, the Registrant's efforts to sell its EEA division, economic conditions, changes in competition, fluctuation in interest rates and in the price of copper, and other factors described from time to time in the Registrant's Form 10-KSB for the year ended December 31, 1996, and subsequent reports on Form 10-QSB and Form 8-K. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Registrant is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by the securities laws.
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                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    CONNECTIVITY TECHNOLOGIES INC.
                                    (Registrant)


Dated:  June 30, 1998               By:  /s/ James M. Hopkins
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                                         Name:   James M. Hopkins
                                         Title:  President and Chief
                                                 Executive Officer